Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Xtant Medical Holdings, Inc.’s Registration Statements on Form S-1 (File Nos. 333-224940 and 333-251515) and on Form S-8 (File Nos. 333-172891, 333-187563, 333-191248, 333-212510, 333-226588, 333-234595 and 333-249762) of our report dated February 24, 2021, relating to the December 31, 2020 and 2019 consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC

Denver, Colorado

February 24, 2021